SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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DUNE ENERGY, INC.
(Name of Registrant as Specified in its Charter)

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DUNE ENERGY, INC.

Two Shell Plaza

777 Walker Street, Suite 2300

Houston, TX 77002

INFORMATION STATEMENT

(Dated November 20, 2007)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE “ACTIONS”, DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF STOCKHOLDERS WHO OWN A MAJORITY (58.4%) OF THE OUTSTANDING SHARES OF COMMON STOCK OF DUNE ENERGY, INC. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

GENERAL

This Information Statement is being furnished on or about the date first set forth above to holders (who are holders of record as of the close of business on November 8, 2007 (the “Record Date”) of the common stock, $0.001 par value per share (“Common Stock”), of Dune Energy, Inc., a Delaware corporation (“we” or the “Company”), in connection with the following (the “Actions”):

1.	Increasing the number of shares of Common Stock that our Company is presently authorized to issue from 200,000,000 to 300,000,000;

2.	Amending our Company’s Certificate of Incorporation, with the only amendment being to increase the number of presently authorized shares of Common Stock as set forth above; and

3.	Adopting our Company’s 2007 Stock Incentive Plan (the “2007 Plan”), pursuant to which up to an aggregate of 7,000,000 shares of our Common Stock shall be reserved for issuance to employees and non-employee directors of our Company (or our affiliates) in connection with their retention and/or continued employment by our Company.

Our Board of Directors (the “Board”) has unanimously approved, and stockholders holding 45,520,263 shares, constituting fifty-eight and four-tenths percent (58.4%) of the 78,004,278 shares of Common Stock outstanding as of the Record Date, have consented in writing to, the Actions. Such approval and consent are sufficient under Section 228 of the Delaware General Corporation Law and our By-laws to approve the Actions. The elimination of the need for a special or annual meeting of stockholders to ratify or approve the Actions is authorized by Section 228(a) of the DGCL, which provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting. In order to eliminate the costs and management time involved in holding a special or annual meeting and in order to effect or ratify the Actions as early as possible in order to accomplish the purposes of our Company as hereafter described, our Board voted to utilize the written consent of the stockholders holding a majority of the voting power of our Company. Our Board does not intend to solicit any proxies or consents in connection with the foregoing Actions. Accordingly, the Actions will not be submitted to our other stockholders for a vote and this Information Statement is being furnished to stockholders solely to provide them with certain information concerning the Actions in accordance with the requirements of Delaware law and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including particularly Regulation 14C.

The offices of our Company are located at Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002 and our Company’s telephone number is (713) 229-6300.

1. INCREASE IN NUMBER OF AUTHORIZED SHARES

Our Company intends to increase the number of shares of our Common Stock that we are authorized to issue. Our Company believes that this increase in the number of authorized shares is appropriate and in the best interests of our Company because it would afford us with the flexibility of issuing a higher percentage of equity than debt in connection with a potential transaction. Such potential transaction could involve, among other things, issuing shares of our Company’s Common Stock in order to (i) raise capital to finance potential acquisitions, (ii) issue shares of our Common Stock directly to seller(s) in potential acquisitions, (iii) raise capital to refinance all or a portion of our existing indebtedness and/or (iv) raise capital to accelerate our drilling program and provide general working capital. The increase in the number of authorized shares of our Common Stock will become effective upon our Company’s filing of the Certificate of Amendment of Certificate of Incorporation, described below, with the Secretary of State of Delaware. Our Company presently has no plans, proposals or arrangements to issue any of the authorized shares of Common Stock that would be newly available for any specific purpose, including future acquisitions and/or financings.

Since the number of authorized shares of our Common Stock will be increased to 300,000,000, the issuance in the future of such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. However, the proposed increased in our authorized Common Stock is not the result of any such specific effort; rather, as indicated above, the purpose of the increase in the authorized Common Stock is to provide our Company’s management with the ability to issue shares for future acquisition, financing and operational possibilities, and not to construct or enable any anti-takeover defense or mechanism on behalf of our Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, our Company presently has no intent or plan to employ any additional authorized shares as an anti-takeover device. As a consequence, the increase in authorized Common Stock may make it more difficult for, prevent or deter a third party from acquiring control of our Company or changing our Board and management, as well as inhibit fluctuations in the market price of our Company’s shares that could result from actual or rumored takeover attempts. Our Company currently has no such provisions in any of our governing documents.

As summarized below, provisions of our Company’s Certificate of Incorporation and By-laws and applicable provisions of the Delaware General Corporation Law may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our Company or changing our Board and management. These provisions may also have the effect of deterring hostile takeovers or delaying changes in our Company’s control or in our management.

Undesignated Preferred Stock. Our Company’s Certificate of Incorporation currently authorizes issuance of up to 1,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by our Board. Our Board can also fix the number of shares constituting a series of preferred stock, without any further vote or action by our Company’s stockholders. The issuance of undesignated preferred stock with voting, conversion or other rights or preferences, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of (i) delaying or preventing a change in control, (ii) causing the market price of our Company’s Common Stock to decline or (iii) impairing the voting power and other rights of the holders of our Company’s Common Stock. By the Certificate of Designations filed with the Secretary of State of the State of Delaware on May 15, 2007, our Company designated 750,000 shares of preferred stock as 10% Senior Redeemable Convertible Preferred Stock, with such designations, rights and preferences as set forth therein, including conversion rights into shares of our Company’s Common Stock. As of the Record Date, 222,359 shares of such preferred stock were issued and outstanding.

No Cumulative Voting. Our Company’s Certificate of Incorporation and By-laws do not provide for cumulative voting in the election of directors. The combination of the present ownership by a few stockholders of a significant portion of our Company’s issued and outstanding Common Stock and lack of cumulative voting makes it more difficult for other stockholders to replace our Company’s Board or for another party to obtain control of our Company by replacing our Board.

Section 203 of the General Corporation Law of the State of Delaware. Our Company is subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the time the person became an interested stockholder unless:

•

prior to the time the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned a least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding stock owned by the interested stockholder) those (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock 2007 Plans in which employee participants do not have the right to determine confidentiality whether shares held subject to the 2007 Plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time the person became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock which is not owned by the interested stockholder.

The application of Section 203 may limit the ability of our Company’s stockholders to approve a transaction that they may deem to be in their interests. Under Section 203, a “business combination” generally includes a merger, asset or stock sale, or other similar transaction with an interested stockholder, and an “interested stockholder” is generally a person who, together with it affiliates and associates, owns or, in the case of affiliates or associates of the corporation, owned 15% or more of a corporation’s outstanding voting securities within three years prior to the determination of interested stockholder status.

2. AMENDING CERTIFICATE OF INCORPORATION

Our Company intends to file with the Secretary of State of Delaware our Certificate of Amendment of Certificate of Incorporation, in the form attached hereto as Exhibit A, approximately twenty-one (21) days after the mailing of our Company’s definitive Information Statement on this Schedule 14C to all stockholders of our Company on the Record Date (such 21st day being the “Effective Date”). The only amendment to our Company’s Certificate of Incorporation will be with respect to the increase of the number of authorized shares of Common Stock of our Company from 200,000,000 to 300,000,000.

The increase in the number of authorized shares of our Company’s Common Stock evidenced by the proposed amendment of our Certificate of Incorporation may have an anti-takeover effect requiring disclosure and discussion under Release No. 34-15230, as disclosed elsewhere in this Information Statement under “Increase in Number of Authorized Shares.”

3. ADOPTION OF 2007 STOCK INCENTIVE PLAN

At a meeting held on October 17, 2007, our Board authorized the adoption of the Dune Energy, Inc. 2007 Stock Incentive Plan (the “2007 Plan”). The 2007 Plan was subsequently approved by a majority of the stockholders of our Company acting by consent pursuant to the General Corporation Law of the State of Delaware. The rules of the American Stock Exchange (AMEX), which exchange our Common Stock is listed under the symbol “DNE,” require a listed company to obtain stockholder approval prior to adopting a stock option or equity compensation plan.

In accordance with Regulation 14C promulgated by the Securities and Exchange Commission, the 2007 Plan will become effective on the Effective Date.

Our Board believes that stock options and the other stock-based incentives offered under the 2007 Plan play an important role in retaining the services of outstanding personnel and in encouraging such personnel, together with existing employees, to have a greater financial investment in our Company.

The 2007 Plan, which is incorporated herein, is set forth in its entirety in Exhibit B attached to this Information Statement. Set forth below is a summary of certain aspects of the 2007 Plan:

General Information

Administration of the 2007 Plan. The 2007 Plan is administered by the Compensation Committee appointed by our Board (the “Committee”), which Committee shall be comprised of two or more “outside directors” as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain limitations in the 2007 Plan, the Committee establishes the terms and conditions of awards granted under the 2007 Plan, interprets the 2007 Plan and all awards under the 2007 Plan, and administers the 2007 Plan. Members of the Board who presently serve on the Committee are Alan D. Bell (Chairman), Richard M. Cohen and William E. Greenwood.

Benefits under the 2007 Plan. As defined under the 2007 Plan, the Committee may grant any one or a combination of Incentive Options (within meaning of the Code), Non-Qualified Stock Options, Restricted Stock, Stock Appreciation Rights and Phantom Stock Awards, as well as Purchased Stock, Bonus Stock and other Performance Awards (collectively, “Awards”).

Eligible Participants under the 2007 Plan. Except for Incentive Options which may only be granted to Employees of our Company, Awards under the 2007 Plan may be granted to Employees and Non-Employee Directors of our Company (as such terms are defined in the 2007 Plan) who are designated by the Committee. No employee may receive Awards under this 2007 Plan in any given year which, singly or in the aggregate, cover more than 500,000 shares of our Company’s Common Stock.

Shares Available under the 2007 Plan. The aggregate number of shares of Common Stock that may be issued or transferred to grantees under the 2007 Plan shall not exceed seven million (7,000,000) shares. If there is a stock split, stock dividend or other relevant change affecting our Company’s shares, appropriate adjustments will be made in the number of shares that may be issued or transferred in the future and in the number of shares and price of all outstanding Awards made before such event. If shares under an Award are not issued or transferred, those shares would again be available for inclusion in future Award grants.

Awards Under the 2007 Plan

Stock Options. The Committee may grant options qualifying as incentive stock options under the Code and nonqualified stock options. The term of an option shall be fixed by the Committee, but shall not exceed ten years. In the case of death of the holder of the option or upon the termination, removal or resignation of the option holder for any reason other than for cause within one year of the occurrence of a Change of Control (as that term is defined in the 2007 Plan), an option may be extended for up to 12 months depending on the circumstances. The option price shall not be less than the fair market value of the Common Stock on the date of grant. In the case of an award of Incentive Options to an employee possessing more than 10% of the total combined voting power of all classes of stock of our Company or any parent corporation or subsidiary corporation as those terms are defined in the Code, the option price shall not be less than 110% of the fair market value of the Common Stock on the date of grant and the option term shall not exceed five years from date of grant. Payment of the option price may be by cash or, with the consent of the Committee, by tender of shares of Common Stock having an equivalent fair market value or delivery of shares of Common Stock for which the option is being exercised to a broker for sale on behalf of the option holder. With respect to Incentive Options, the aggregate fair market value of shares of Common Stock for which one or more options granted may for the first time become exercisable during any calendar year shall not exceed $100,000.

Restricted Stock. The Committee may also award shares of Restricted Stock. The shares will be issued as restricted stock within the meaning of Rule 144 of the Securities Act of 1933, as amended. Such grant would set forth the terms and conditions of the award, including the imposition of a vesting schedule during which the grantee must remain in the employ of our Company in order to retain the shares under grant. If the grantee’s employment terminates during the period, the grant would terminate and the grantee would be required to return any unvested shares to our Company. However, the Committee may provide complete or partial exceptions to this requirement as it deems equitable. Unless an Award specifically provides otherwise, any shares not otherwise vested shall vest upon the death, disability, termination, removal or resignation of the grantee for any reason other than for cause within one year of the occurrence of a Change of Control (as that term is defined in the 2007 Plan). The grantee can not dispose of the shares prior to the expiration of forfeiture restrictions set forth in the grant. During this period, however, the grantee would be entitled to vote the shares and, at the discretion of the Committee, receive dividends. Each certificate would bear a legend giving notice of the restrictions in the grant.

Stock Appreciation Rights and Phantom Stock Awards. The Committee may grant stock appreciation rights (“SARs”), either singly or in combination with an underlying stock option under the 2007 Plan, and Phantom Stock Awards. SARs entitle the recipient to receive, upon exercise, the excess of the fair market value per share on the date of exercise over the grant price as determined by the Committee, subject to a specified cap amount, and are designed to give the grantee the same economic value that would have been derived from exercise of an option. Phantom Stock Awards are rights granted to recipient to receive cash or Common Stock equal to the fair market value of a specified number of shares of Common Stock at the end of a specified deferral period. The term of a SAR or Phantom Stock Award shall be fixed by the Committee. Payment under SARs and Phantom Stock Awards may be made in cash, in shares or a combination of both at the discretion of the Committee. If a SAR granted in combination with an underlying stock option is exercised, the right under the underlying option to purchase shares would terminate.

Bonus Stock and Performance Awards. The Committee may grant Bonus Stock in consideration of services performed or Performance Awards, under which payment may be made in shares of the Common Stock, a combination of shares and cash or cash if the performance of our Company or any subsidiary or affiliate of our Company selected by the Committee meets certain goals established by the Committee and approved by our Board during an award period. Subject to the approval of our Board, the Committee would determine the goals, the length of an award period (not less than one year and not more than ten years), the maximum payment value of a Performance Award (not to exceed $1,000,000 to any employee in any one year) and the minimum performance required before a payment would be made. In order to receive payment, a grantee must remain in the employ of our Company until the completion of, and settlement under, the award period, except that the Committee may provide complete or partial exceptions to that requirement as it deems equitable.

Other Stock or Performance-Based Awards. The Committee also may grant shares of Common Stock or performance based Awards on the terms and conditions it determines in its discretion, as well as other rights not an Award otherwise described in the 2007 Plan but is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock or cash as are deemed by the Committee to be consistent with the purposes of the 2007 Plan. Such other stock or performance-based Awards may be in addition to, or in lieu of, cash or other compensation due the grantee.

Purchased Stock. The Committee may sell shares of Common Stock on such terms and conditions it determines.

U.S. Federal Income Tax Consequences

Following is an explanation of the U.S. federal income tax consequences for grantees who are subject to tax in the United States.

Stock Options. The grant of an Incentive Option or a Non-qualified Stock Option would not result in income for the grantee or a deduction for our Company.

The exercise of a Non-qualified Stock Option would result in ordinary income for the grantee and a deduction for our Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required.

The exercise of an incentive stock option would not result in income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of our Company or a subsidiary of our Company from the date of grant and through and until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the employee as long-term capital gain and our Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

If the grantee disposes of the shares prior to the expiration of either of the holding periods, the grantee would recognize ordinary income and our Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.

SARs and Performance Awards. The grant of a SAR or a Performance Award would not result in income for the grantee or a deduction for our Company. Upon the exercise of a SAR or the receipt of shares or cash under a Performance Award, the grantee would recognize ordinary income and our Company would be entitled to a deduction measured by the fair market value of the shares plus any cash received. Income tax withholding would be required.

Restricted Stock Grants. The grant of Restricted Stock should not result in income for the grantee or in a deduction for our Company for federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a “substantial risk of forfeiture” as intended by our Company, and further assuming no Section 83(b) election is made by the grantee. If there are no such restrictions, the grantee would recognize ordinary income upon receipt of the shares. Any dividends paid to the grantee while the stock remained subject to restriction would be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee would receive ordinary income and our Company would be entitled to a deduction measured by the fair market value of the shares at the time of lapse. Income tax withholding would be required.

Purchased Stock and Phantom Stock Awards. If Purchased Stock is sold to the grantee for less than its fair market value, the grantee would recognize ordinary income upon receipt of the shares based on such discount. If in the form of a Phantom Stock Award, they generally would be taxable as ordinary income equal to the aggregate of their fair market value when convertible to cash or shares that are not subject to a substantial risk of forfeiture. In all events, our Company would be entitled to a deduction for the amount included in the grantee’s income.

Other Tax Considerations. Section 162(m) of the Code places a $1,000,000 annual limit on the compensation deductible by us paid to covered employees. The limit, however, does not apply to “qualified performance-based compensation”. We believe that grants of stock options, SARs, Performance Awards and other Awards payable upon the attainment of performance goals under the 2007 Plan will qualify as qualified performance-based compensation. Also, section 409A of the Code provides that deferrals of compensation under a nonqualified deferred compensation plan for all taxable years are currently includible in gross income to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements are met. The Committee intends to structure deferred compensation items in compliance with Section 409A. In addition, Awards that are granted, accelerated or enhanced upon the occurrence of a Change in Control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Internal Revenue Code Section 280G and, to such extent, will be non-deductible by the Company and subject to a 20% excise tax on the participant.

State tax consequences may in some cases differ from the federal tax consequences. In addition, awards under the 2007 Plan may in some instances be made to recipients who are subject to tax in jurisdictions other than the United States and may result in consequences different from those described above.

The foregoing summary of the U.S. income tax consequences in respect of the 2007 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect to foreign, state and local tax laws.

Other Information

The 2007 Plan will be effective approximately 21 days after the mailing of our Company’s definitive Information Statement on this Schedule 14C to all stockholders of our Company on the Record Date and will terminate on the tenth year anniversary thereof, unless terminated earlier by our Board or extended by our Board with the approval of the stockholders.

Our Board may amend, suspend or terminate the 2007 Plan at any time, but such amendment, suspension or termination shall not adversely affect any Award then outstanding without the participant’s consent. Any amendment that would constitute a “material amendment” of the 2007 Plan (as that term is used in the rules of the AMEX) shall be subject to stockholder approval. Likewise, if the Securities Exchange Act of 1934 requires our Company to obtain stockholder approval, then such approval will be sought.

Unless approved by stockholders or as specifically otherwise required by the 2007 Plan (for example, in the case of a stock split), no adjustments or reduction of the exercise price of any outstanding incentive may be made in the event of a decline in stock price, either by reducing the exercise price of outstanding incentives or by cancelling outstanding incentives in connection with re-granting incentives at a lower price to the same individual.

Awards may be exercised only by the Employee or Non-Employee Director to whom they are granted and are generally not assignable or transferable except for limited circumstances upon a grantee’s death, or pursuant to rules that may be adopted by the Committee. The Committee may establish rules and procedures to permit a grantee to defer recognition of income or gain for incentives under the 2007 Plan.

Specific Award Grants

Employees or Non-Employee Directors who will participate in the 2007 Plan in the future and the amounts of their allotments are to be determined by the Committee subject to any restrictions outlined above. Except as otherwise provided below with respect to awards of Restricted Stock granted by the Committee as of the Effective Date, no other determinations have yet been made and it is not possible to state the terms of any individual options which may be issued under the 2007 Plan or the names or positions of, or respective amounts of the allotment to, any individuals who may participate.

The Committee has approved and, at the Effective Date, an aggregate of 1,268,946 shares of Restricted Stock shall be awarded under the Plan as follows:

2007 Stock Incentive Plan

Name and Position	Dollar Value ($)(1)	Shares of Restricted Stock(2)
Hal L. Bettis, Executive Vice-President and Chief Operating Officer	$268,750	125,000
Frank T. Smith, Jr., Senior Vice President and Chief Financial Officer	$161,250	75,000
Alan D. Bell, Director	$43,000	20,000
William E. Greenwood, Director	$43,000	20,000
Richard M. Cohen, Director	$43,000	20,000
Steven M. Sisselman, Director	$43,000	20,000
Seven Barrenechea, Director	$43,000	20,000
Executive Group (2 persons)	$430,000	200,000
Non-Executive Director Group (5 persons)	$215,000	100,000
Non-Executive Officer Employee Group	$2,083,234	968,946

(1)	Calculated using a market value of $2.15 per share, based upon the closing sales price of the Common Stock as reported on AMEX on October 30, 2007.
(2)	Restricted Stock awards shall vest with respect to one-third of the Restricted Stock on each of the first, second and third year anniversaries of the Effective Date.

COMPENSATION INFORMATION

CONCERNING EXECUTIVE OFFICERS AND DIRECTORS

Certain of our executive officers and directors are eligible to participate in the 2007 Plan as Employees and Non-Employee Directors under the Plan. A discussion of the compensation received by our executive officers and directors is set forth below.

Executive Officer Compensation

Summary Compensation Table

Set forth in the below chart is the compensation awarded by us to our executive officers for our fiscal years ended December 31, 2006, 2005 and 2004, respectively. James A. Watt and Frank T. Smith, Jr. became executive officers on April 17, 2007, therefore neither was paid any fees prior to April 2007.

Name and Principal Position	Year		Salary		Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Alan Gaines,	2006		$434,987	(1)	—	—	—	—		—	$11,867	(2)	$446,854
Chairman and Chief Executive Officer	2005 2004		408,333 262,920	(3)	— —	— —	$1,492,924 —	— —		— —	14,203 —	(2)	1,915,460 262,920
Amiel David,	2006		317,493	(1)	—	—	—	16,122	(2)	—	—		333,615
President and Chief Operating Officer	2005 2004	(4)	287,498 143,956	(3)	— —	— —	1,500,266 —	14,076 —	(2)	— —	— —		1,801,840 143,956

Hugh Idstein, Chief Financial Officer (5)	2006 2005	(6)	153,755 103,631		40,500 —	— —	244,198 187,962	18,132 16,279	(2) (2)	— —	— —		456,585 307,872

(1)	Includes salary for January 2007 paid in 2006.
(2)	Represents amounts paid by the Company for health insurance premiums.
(3)	Includes salary for January 2006 paid in 2005.
(4)	Commenced employment in February 2004.
(5)	Employment Agreement of Mr. Idstein expired by its terms on April 4, 2007.
(6)	Commenced employment on April 4, 2005.

Outstanding Equity Awards at Fiscal Year-End

Set forth in the following chart are the outstanding equity awards held by our executive officers at our fiscal year ended December 31, 2006:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Alan Gaines	500,000	125,000	n/a	$2.44	5/11/2010	—	n/a	n/a	n/a
Amiel David	250,000	—	n/a	1.25	2/14/2010	—	n/a	n/a	n/a
	500,000	—	n/a	2.44	5/11/2010	—	n/a	n/a	n/a
Hugh Idstein	50,000	25,000	n/a	2.56	4/03/2010	—	n/a	n/a	n/a
	25,000	75,000	n/a	2.35	4/03/2011	—	n/a	n/a	n/a

Employment Agreements

Effective April 17, 2007, we entered into new employment agreements (collectively, the “Employment Agreements”), pursuant to which we: (a) engaged James A. Watt to serve as our President and Chief Executive Officer, (b) engaged Frank T. Smith, Jr. to serve as Senior Vice President and Chief Financial Officer and (c) extended and modified our employment arrangements with each of Alan Gaines and Amiel David. Effective October 16, 2007, we and Mr. Smith terminated his Employment Agreement, as set forth in our Current Report on Form 8-K previously filed with the Commission on October 23, 2007.

Under the Employment Agreements, Mr. Gaines will continue to serve as our Chairman and consented to no longer serve as Chief Executive Officer, and Dr. David agreed to resign as President and Chief Operating Officer and to serve as Senior Advisor to our Board.

The Employment Agreements provide for:

•

James A. Watt to serve as our President and Chief Executive Officer, at an initial annual base salary of $500,000, which base salary shall increase $50,000 during each of the next two years of his employment;

•	Alan Gaines to serve as our Chairman, at an initial annual base salary of $500,000, subject to increases of $50,000 during each of the next two years of his employment; and

•	Amiel David to serve as our Senior Advisor to our Board, at an initial annual base salary of $400,000, subject to increases of $50,000 during each of the next two years of his employment.

The initial term of employment under the Employment Agreements is three (3) years, unless earlier terminated by us or executive officer by reason of disability, for cause, for “good reason,” change of control or otherwise.

In addition to base salary, Messrs. Watt, Gaines and Dr. David are eligible for a targeted annual bonus equal to 100% of such officer’s then applicable base salary, as determined by our Board or committee thereof, based on such officer’s performance and achievement of quantitative and qualitative criteria set by our Board, as adjusted from year to year. Each of the above named officers is further eligible under his employment agreement to participate, subject to any eligibility, co-payment and waiting period requirements, in all employee health and/or benefit plans offered or made available to our senior officers. The employment agreements with Mr. Gaines and Dr. David provided for them to receive an additional bonus, in the amount of $250,000 and $150,000 respectively, upon the successful acquisition on May 15, 2007 of Goldking Energy Corporation. Additionally, Mr. Gaines and Dr. David shall each receive a transaction bonus equal to 0.9% and 0.6% respectively, of the purchase price paid by us in any future acquisition(s).

Upon termination of an officer without “cause”, upon his resignation for “good reason”, or upon his termination following a “change of control” (each as defined in the Employment Agreements) such officer will be entitled to receive from us a severance payment equal to: (i) in the case of Messrs. Watt and Gaines, two and ninety nine one-hundredths times (2.99X) his then current base salary plus his then targeted annual bonus of not less than 100% of such base salary, in the case of Dr. David, to 24 months of his then current base salary plus pro rata bonus and fringe benefits otherwise due at the time of termination. Each such officer shall also be entitled to any unpaid bonus from the preceding year of employment, and any Restricted Stock (discussed below) granted to him shall immediately vest and all other stock options or grants, if any, made to him pursuant to any incentive or benefit plans then in effect shall vest and be exercisable, as applicable, in accordance with the terms of any such plans or agreements. We have agreed to pay Messrs. Watt, Gaines and Dr. David an additional gross-up amount equal to all Federal, state or local taxes that may be imposed upon them by reason of the severance payments. We have also agreed to pay Messrs. Watt and Smith a gross-up amount with respect to their respective relocation expenses.

Each of Messrs. Watt, Gaines and David have agreed that, during the respective term of his employment and for a one-year period after his termination (other than termination by him for good reason or by us without cause), not to engage, directly or indirectly, as an owner, employee, consultant or otherwise, in any business engaged in the exploration, drilling or production of natural gas or oil within any one mile radius from any property that we then have an ownership, leasehold or participation interest. Each officer is further prohibited during the above time period from soliciting or inducing, directly or indirectly, any of our then-current employees or customers, or any customers of ours during the one year preceding the termination of his employment. Our former Chief Financial Officer, Mr. Idstein, remains subject to a similar restrictive covenant under his employment agreement that expired on April 4, 2007.

In exchange for terminating his Employment Agreement and thereby relinquishing certain rights and protections, Mr. Smith’s base salary was increased from $200,000 to $225,000 per annum and he was awarded a one-time bonus of $75,000. In addition, Mr. Smith will be eligible to participate under the 2007 Plan and our various employee bonus, severance, benefit and incentive stock programs as may be adopted from time to time. Mr. Smith shall also retain his rights in the 75,000 shares of restricted Common Stock previously issued to him on April 17, 2007 and, upon the Effective Date, shall be awarded 75,000 shares of Restricted Stock under the 2007 Plan.

Restricted Stock Agreements:

Pursuant to Restricted Stock Agreements dated April 17, 2007, we agreed to grant the following restricted stock awards (collectively, the “Restricted Stock Agreements”):

•	3,000,000 shares of our Common Stock to Mr. Watt, which vest in equal installments of 1,000,000 shares on each of April 17, 2008, April 17, 2009 and April 17, 2010;

•

3,000,000 shares of our Common Stock to Mr. Gaines, which are vested with respect to 1,000,000 shares, and which will vest in equal installments of 1,000,000 additional shares on each of April 17, 2008 and April 17, 2009;

•	1,000,000 shares of our Common Stock to Dr. David, all of which are vested; and

•

75,000 shares of our Common Stock to Mr. Smith, which are vested with respect to 25,000 shares, and which will vest in equal installments of 25,000 additional shares on each of April 17, 2008 and April 17, 2009.

As provided in the Restricted Stock Agreements, we retain a right of first refusal to acquire any of the shares awarded to these four officers at a per share price equal to the difference between (x) any bona fide third party offer and (y) the closing price for our Common Stock on the grant date. With the exception of Mr. Smith, we have agreed to pay each executive officer named above an additional gross-up amount equal to all Federal, state or local taxes imposed upon him by reason of the restricted stock awards.

Director Compensation

Except as set forth in the following table, for the fiscal year ended December 31, 2006 none of our directors were compensated in cash for their services but were reimbursed for out of pocket expenses incurred in furtherance of business. James A. Watt, Alan D. Bell and William E. Greenwood were each appointed as a director on April 16, 2007, therefore none of them were paid any fees in our fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Steven Barrenechea	$20,000	—	—	$78,966	(1)	—	—	$98,966
Marshall Lynn Bass(2)	$20,000	—	—	78,966	(1)	—	—	98,966
Richard M. Cohen	$20,000	—	—	78,966	(1)	—	—	98,966
Raissa S. Frenkel(2)	$20,000	—	—	78,966	(1)	—	—	98,966
Valery Otchertsov(3)	$20,000	—	—	78,966	(1)	—	—	98,966
Steven M. Sisselman	$20,000	—	—	78,966	(1)	—	—	98,966

(1)	Options awarded January 24, 2007 for services performed as director during fiscal year ended December 31, 2006.
(2)	Resigned from our Board on April 16, 2007.
(3)	Resigned from our Board on February 1, 2007.

In January 2007, pursuant to our 2005 Non-Employee Director Incentive Plan, we granted stock options to acquire up to 50,000 shares of Common Stock to each of our then six outside directors. Such stock options may be exercised any time prior to January 24, 2012 at an exercise price of $1.94 per share.

Commencing July 1, 2007, each Non-Employee Director receives $7,500 per quarter and $1,000 per attended meeting of our Board. In addition, (i) the chairman of our Audit Committee is entitled to receive $2,500 per quarter (over the $7,500 base retainer); (ii) the chairman of our Compensation Committee is entitled to receive $1,000 per quarter (over the $7,500 base retainer); and (iii) each committee member is entitled to receive $750 per attended meeting of a committee of our Board. Commencing with the first quarter of 2008, each Non-Employee Director shall be also be entitled to make a one-time annual written election to receive director’s fees in Common Stock, at a 1.25 times factor, pursuant to and in accordance with the Non-Employee Directors Stock Purchase Plan.

Compensation Committee

On April 17, 2007, our Board established a Compensation Committee to be responsible for setting executive compensation levels, bonus plan participation and target levels and executive and overall compensation policies. The Compensation Committee will also review and approve executive benefit plans and make awards under our Company’s equity plans and perform such other duties delegated to it by our Board as set forth in its charter. The committee’s membership consists of Alan D. Bell (Chairman), Richard M. Cohen and William E. Greenwood.

Compensation Committee Interlocks and Insider Participation

During fiscal 2006, none of our executive officers served on the Board of any entities whose directors or officers served on our Compensation Committee. Except for Richard M. Cohen, a member of our Compensation Committee, who serves as Secretary of our Company and also served from December 2003 to April 2005 as our Chief Financial Officer, no current or past officers or employees of our Company serve on our Compensation Committee.

Compensation Committee Report

Our executive compensation philosophy is designed to (i) to attract, retain and motivate highly qualified senior executives, by providing salaries that are competitive with our peer companies; (ii) to enhance the Company’s near-term financial performance, by basing bonuses on performance measures that relate to enhancement of the value of our profitability during the measured period; and (ii) to increase stockholder value by providing long-term incentives around stock ownership in an effort to align the interests of senior executives with those of our stockholders.

To achieve this, we intend to utilize a mix of compensation components including base salary, bonuses, long-term equity incentives and benefits. We do not have a specific policy governing the mix of these elements, but view them in light of market conditions and our overall compensation philosophy. Management typically will play a significant role in the compensation-setting process, including recommending performance targets, evaluating performance and recommending salary levels.

In our determination of executive compensation for our named executive officers, as evidenced by those employment arrangements entered into during April 2007, we focused on four elements:

•

Base Salary. The starting point in a compensation package that will attract and retain executives is a salary that provides a steady income as a base upon which performance incentives can build. The Committee believes base salary should be competitive with peer companies in the oil & gas industry.

•

Bonuses and Short-Term Incentives. The short-term incentive is an annual cash bonus designed to support the near-term initiatives of the business and to position us for the future by focusing on annual goals, both financial and operational. We set target incentive opportunities so that total cash (base salary, plus target incentive opportunities) would be at the upper percentiles of total cash for executives in peer companies when our performance results achieve the targeted performance levels.

•

Long-Term Incentives. The long-term element is an equity-based compensation plan designed to reward performance objectives that deliver stockholder value over a sustained period of time, generally three or more years. Awards in April 2007 were in the form of time-vested restricted stock awards, which having some pay for performance attributes are used more for retention purposes. We set target long-term incentive equity award levels so that total direct compensation would be at the upper percentile of total direct compensation for executives at our peer companies.

•

Benefits. We provide additional benefits to executives with the purpose of promoting the productivity of our leadership team, as well as offering benefits in line with our peer companies. These benefits could include stock purchase plans and various perquisites.

We intend to periodically review the competitiveness of all of these above elements in comparison to companies in our peer group to determine if the current approaches met our objectives and are aligned with the marketplace and the interests of stockholders.

We also recognize that the engagement of strong talent in critical functions may, at times, entail recruiting new executives and involve negotiations with individual candidates. As a result, we may determine in a particular situation that it is in our best interests to negotiate packages that deviate from the established norms and compensation design.

The Compensation Committee has discussed with management the above policies and based upon such discussion, the Compensation Committee recommended to the Board that the 2007 Plan be adopted and, that the initial Awards set forth elsewhere in this Information Statement, be awarded at such time.

COMPENSATION COMMITTEE

Alan D. Bell
Richard M. Cohen
William E. Greenwood

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, our Company’s authorized capitalization consists of 200,000,000 shares of Common Stock, of which 78,004,278 were issued and outstanding.

Holders of Common Stock have equal rights to receive dividends when, as and if declared by our Board, out of funds legally available therefore. Holders of Common Stock have one vote for each share held of record and do not have cumulative voting rights and are entitled, upon liquidation of our Company, to share ratably in the net assets available for distribution, subject to the rights, if any, of holders of any preferred stock then outstanding. Shares of Common Stock are not redeemable and have no preemptive or similar rights. All outstanding shares of Common Stock are fully paid and nonassessable.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of October 31, 2007 by (i) each person who, to our knowledge, beneficially owns more than 5% of outstanding shares of our Common Stock; (ii) each of our current directors and executive officers; and (iii) all of our current directors and executive officers as a group:

Name of Beneficial Owner	Amount(1)		Percent of Class
Itera Holdings BV	35,464,397		45.5%
Natural Gas Partners VII, L.P.	10,055,866	(2)	12.9%
Alan Gaines (Chairman of the Board)	4,315,501	(3)(4)	5.5%
James A. Watt (President, Chief Executive Officer and Director)	0	(5)	*
Frank T. Smith, Jr. (Senior Vice President and Chief Financial Officer)	25,000	(6)	*
Hal L. Bettis (Executive Vice-President and Chief Operating Officer)	0		*
Richard M. Cohen (Director and Secretary)	312,185	(7)	*
Steven M. Sisselman (Director)	125,000	(7)	*
Steven Barrenechea (Director)	182,500	(8)	*
William E. Greenwood (Director)	0		*
Alan D. Bell (Director)	25,000		*
All Officers & Directors as a Group (9 persons)	4,985,186	(3)(4)(5)(6)(7)(8)	6.3%

*	Indicates ownership of less than 1%.
(1)

A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date. Each beneficial owner’s percentage ownership is determined by assuming that options that are held by such person (but not held by any other person), and which are exercisable within 60 days from the Record Date, have been exercised.

(2)

Represents shares of our Common Stock issued as partial consideration for our acquisition of all of the outstanding shares of capital stock of Goldking Energy Corporation under that stock purchase and sale agreement dated effective April 13, 2007 between us and Goldking Energy Holdings, L.P., the sole shareholder of Goldking Energy Corporation, which limited partnership subsequently distributed the shares of Common Stock to one of its limited partners, Natural Gas Partners VII, L.P.

(3)	Includes 625,000 shares underlying a stock option granted May 12, 2005.
(4)

Includes 1,000,000 shares of Common Stock granted pursuant to a Restricted Stock Agreement dated April 17, 2007. Excludes an additional 2,000,000 aggregate shares of Common Stock granted under such Restricted Stock Agreement, which shall vest in equal installments of 1,000,000 shares on each of April 17, 2008 and 2009.

(5)

Excludes 3,000,000 shares of Common Stock granted pursuant to a Restricted Stock Agreement dated April 17, 2007. Such shares vest in equal installments of 1,000,000 shares on each of April 17, 2008, April 17, 2009 and April 17, 2010.

(6)

Includes 25,000 shares of Common Stock granted pursuant to a Restricted Stock Agreement dated April 17, 2007. Excludes an additional 50,000 shares granted under such Restricted Stock Agreement, which shall vest in equal installments of 25,000 shares on each of April 17, 2008 and 2009.

(7)	Includes (i) 50,000 shares underlying a stock option granted on October 28, 2005 and (ii) 50,000 shares underlying a stock option granted on January 24, 2007.
(8)

Includes (i) 25,000 shares underlying a stock option granted on December 15, 2004; (ii) 50,000 shares underlying a stock option granted on October 28, 2005 and (ii) 50,000 shares underlying a stock option granted on January 24, 2007.

INCORPORATION OF COMPANY INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to other documents we have filed or will file with the Commission. We are incorporating by reference in this Information Statement the documents listed below concerning the financial statements and other information of our Company pursuant to Item 13(b)(1) of Regulation 14A promulgated by the Commission under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”):

(a)	Our Quarterly Report for the fiscal quarter ended September 30, 2007 on Form 10-Q filed on November 13, 2007;

(b)	Our Current Report on Form 8-K dated and filed on October 23, 2007;

(c)	Our Quarterly Report for the fiscal quarter ended June 30, 2007 on Form 10-Q filed on August 14, 2007;

(d)	Our Current Report on Form 8-K dated and filed on May 21, 2007 and Form 8-K/A dated and filed on July 26, 2007;

(e)	Our Quarterly Report for the fiscal quarter ended March 31, 2007 on Form 10-QSB filed on May 15, 2007 and Forms 10-Q/A filed on each of September 21, 2007 and October 16, 2007;

(f)	Our Current Report on Form 8-K dated and filed on April 24, 2007 and Form 8-K/A dated and filed on April 30, 2007;

(g)	Our Annual Report for the year ended December 31, 2006 on Form 10-KSB and Form 10-KSB/A filed on April 20, 2007; and

(h)	Our Current Report on Form 8-K dated and filed on April 20, 2007.

In addition to the foregoing, all documents which we file with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of this Information Statement and before that date, which is 21 days after the effective date of our filing with the Commission of the definitive Information Statement on this Schedule 14C, shall be deemed to be incorporated by reference in this Information Statement and to be a part of it from the filing dates of such documents.

Certain statements in and portions of this Information Statement update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this Information Statement may update and replace statements in and portions of this Information Statement or the above listed documents. You should be aware that statements contained in this Information Statement concerning the provisions of any documents filed as an exhibit to our Company reports or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this information statement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Dune Energy, Inc., Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002 (Attn: Frank T. Smith, Jr., Chief Financial Officer), telephone number (713) 229-6300.

For further information about us, you may read and copy the above filings, together with annual and special reports and other information we file with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330, and may obtain copies of our filings from the public reference room by calling (202) 942-8090. The Commission maintains a web site (www.sec.gov) that contains the reports, proxy and information statements and other information regarding companies that file electronically with the Commission such as us.

Dated November 20, 2007	By order of the Board of Directors,

/s/ ALAN GAINES
Alan Gaines, Chairman

EXHIBIT A

(FORM OF)

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DUNE ENERGY, INC.

IT IS HEREBY CERTIFIED THAT:

FIRST: The name of the corporation is Dune Energy, Inc. (hereinafter called the “Corporation”).

SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 20, 1998.

THIRD: The Certificate of Incorporation is hereby amended by striking out the first paragraph of Article Fourth thereof and by substituting in lieu of said paragraph of said Article the following new first paragraph:

“FOURTH: The total number of shares of stock which the corporation shall have authority to issue is three hundred one million (301,000,000), of which three hundred million (300,000,000) shall be shares of Common Stock and one million (1,000,000) shall be shares of preferred stock. The par value of all of such shares is $0.001 per share.”

FOURTH: The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation this      day of December, 2007.

By:
Name:
Title:

A-1

Exhibit B

DUNE ENERGY, INC.

2007 STOCK INCENTIVE PLAN

ARTICLE I

INTRODUCTION

1.1 Purpose. The Dune Energy, Inc. 2007 Stock Incentive Plan (the “Plan”) is intended to promote the interests of Dune Energy, Inc., a Delaware corporation, (the “Company”) and its stockholders by encouraging Employees and Non-Employee Directors of the Company or its Affiliates (as defined below) to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the “Board”) also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company.

1.2 Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means (i) any entity in which the Company, directly or indirectly, owns 10% or more of the combined voting power, as determined by the Committee, (ii) any “parent corporation” of the Company (as defined in section 424(e) of the Code), (iii) any “subsidiary corporation” of any such parent corporation (as defined in section 424(f) of the Code) of the Company and (iv) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company; provided, that, for the purpose of issuing Options or Stock Appreciation Rights, “Affiliate” means any corporation or other entity in a chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treas. Reg. § 1.414(c)-2(b)(2)(i), but using the threshold of 50 percent ownership wherever 80 percent appears.

“Awards” means, collectively, Options, Purchased Stock, Bonus Stock, Stock Appreciation Rights, Phantom Stock, Restricted Stock, Performance Awards, or Other Stock or Performance Based Awards.

“Bonus Stock” is defined in Article V.

“Cause” for termination of any Participant who is a party to an agreement of employment with or services to the Company shall mean termination for “Cause” as such term is defined in such agreement, the relevant portions of which are incorporated herein by reference. If such agreement does not define “Cause” or if a Participant is not a party to such an agreement, “Cause” means (i) the willful commission by a Participant of a criminal or other act that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or Affiliate; (ii) the commission by a Participant of an act of fraud in the performance of such Participant’s duties on behalf of the Company or an Affiliate; or (iii) the continuing willful failure of a Participant to perform the duties of such Participant to the Company or an Affiliate (other than such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Participant by such entity or person as is designated by the Board. For purposes of the Plan, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company or an Affiliate, as the case may be.

“Change in Control” shall be deemed to have occurred upon any of the following events:

(i) A merger or consolidation to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such a merger or consolidation have beneficial ownership or less than 50% of the total combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; or

(ii) The sale of all or substantially all of the assets of the Company to any person or entity that is not a wholly owned subsidiary of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” means the Compensation Committee appointed by the Board to administer the Plan or, if none, the Board; provided however, that with respect to any Award granted to a Covered Employee which is intended to be “performance-based compensation” as described in Section 162(m)(4)(c) of the Code, the Committee shall consist solely of two or more “outside directors” as described in Section 162(m)(4)(c)(i) of the Code.

“Common Stock” means the common stock of the Company, $.001 par value per share.

“Covered Employee” shall mean each of the Employees/officers of the Company as described in Section 162(m) of the Code and applicable rules, regulations and guidance issued thereunder.

“Disability” means either (i) an inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) the receipt of income replacements by the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, for a period of not less than 3 months under the Company’s accident and health plan.

“Effective Date” means the date that is (i) adopted by the Board; and (ii) approved by shareholders of the Company, provided that such shareholder approval occurs not more than one-year period prior to or after the date of such adoption. The provisions of the Plan are applicable to all Awards granted on or after the Effective Date.

“Employee” means any common law employee of the Company or an Affiliate.

“Employment” includes any period in which a Participant is an Employee to the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value or FMV Per Share”. The Fair Market Value or FMV Per Share of the Common Stock shall be the closing price on the AMEX or other national securities exchange or over-the-counter market, if applicable, for the date of the determination, or if no trade of the Common Stock shall have been reported for such date, the closing sales price quoted on such exchange for the most recent trade prior to the determination date. If shares of the Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the FMV Per Share shall be determined by the Committee in good faith using any fair and reasonable means selected in its discretion.

“Incentive Option” means any option that satisfies the requirements of Code Section 422 and is granted pursuant to Article III of the Plan.

“Non-Employee Director” means persons who are members of the Board but who are not Employees of the Company or any Affiliate. Non-Employee Director shall include any non-elected director emeritus serving in an advisory capacity to the Board.

“Non-Qualified Option” shall mean an option not intended to satisfy the requirements of Code Section 422 and which is granted pursuant to Article II of the Plan.

“Option” means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Stock Option or a Non-Qualified Stock Option, or both, as applicable.

“Option Expiration Date” means the date determined by Committee, which shall not be more than ten years after the date of grant of an Option.

“Optionee” means a Participant who has received or will receive an Option.

“Other Stock or Performance-Based Award” means an award granted pursuant to Article IX of the Plan that is not otherwise specifically provided for, the value of which is based in whole or in part upon the value of a share of Common Stock.

“Participant” means any Employee and Non-Employee Director granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to Article VIII of the Plan, which, if earned, shall be payable in shares of Common Stock, cash or any combination thereof.

“Purchased Stock” means a right to purchase Common Stock granted pursuant to Article IV of the Plan.

“Phantom Stock” means an Award of the right to receive cash or shares of Common Stock issued at the end of a Restricted Period that is granted pursuant to Article VI of the Plan.

“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Stock” shall mean any share of Common Stock, prior to the lapse of restrictions thereon, granted under Article VII of the Plan.

“Spread” means the amount determined pursuant to Section 6.1(a) of the Plan.

“Stock Appreciation Rights” means an Award granted pursuant to Article VI of the Plan.

1.3 Shares Subject to the Plan. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 7,000,000 shares of Common Stock (subject to adjustment as described below). In addition, during any calendar year, the number of shares of Common Stock issued or reserved for issuance as options under the Plan to any one Participant plus the number of such shares underlying Stock Appreciation Rights that may be granted to that same Participant shall not exceed 500,000 shares. Notwithstanding the above, however, in the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Committee. Upon the occurrence of any of the events described in the immediately preceding sentence, in order to ensure that after such event the shares of Common Stock subject to the Plan and each Participant’s proportionate interest shall be maintained substantially as before the occurrence of such event, the Committee shall, in such manner as it may deem equitable, adjust (i) the number of shares of Common Stock with respect to which Awards may be granted, (ii) the number of shares of Common Stock subject to outstanding Awards, and (iii) the grant or exercise price with respect to an Award. Such adjustment in an outstanding Option shall be made (i) without change in the total price applicable to the Option or any unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and (ii) with any necessary corresponding adjustment in exercise price per share. The Committee’s determinations shall be subject to approval by the Board. In the event the number of shares to be delivered upon the exercise or payment of any Award granted under the Plan is reduced for any reason whatsoever or in the event any Award (or portion thereof) granted under the Plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such Award shall thereupon be released from such Award and shall thereafter be available under the Plan for the grant of additional Awards. Shares that cease to be subject to an Award because of the exercise of the Award, or the vesting of a Restricted Stock Award or similar Award, shall no longer be subject to any further grant under the Plan. Shares issued pursuant to the Plan (i) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable. No fractional shares shall be issued under the Plan; payment for any fractional shares shall be made in cash.

1.4 Administration of the Plan. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Awards under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate the Plan. No member of the Committee shall vote or act upon any matter relating solely to himself. Grants of Awards to any Participant, the terms thereof and any amendment thereto shall be subject to approval by the Board.

1.5 Amendment and Discontinuance of the Plan. The Board may amend, suspend or terminate the Plan; provided, however, no amendment, suspension or termination of the Plan may without the consent of the holder of an Award terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect; provided further, however, that any amendment which would constitute a “material amendment” of the Plan (as that term is used in the rules of the AMEX) shall be subject to shareholder approval.

1.6 Granting of Awards to Participants. Subject to approval of the Board, the Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees and Non-Employee Directors as may be selected by it on the terms and conditions hereinafter set forth in the Plan. In selecting the persons to receive Awards, including the type and size of the Award, the Committee may consider any factors that it may deem relevant.

1.7 Term of Plan. If not sooner terminated under the provisions of the Plan, the Plan shall terminate upon, and no further Awards shall be made, after the tenth (10th) anniversary of the Effective Date.

1.8 Leave of Absence. If an Employee is on military, sick leave or other bona fide leave of absence, such person shall be considered an “Employee” for purposes of an outstanding Award during the period of such leave provided it does not exceed 90 days, or, if longer, so long as the person’s right to reemployment is guaranteed either by statute or by contract. If the period of leave exceeds 90 days, the employment relationship shall be deemed to have terminated on the 91st day of such leave, unless the person’s right to reemployment is guaranteed by statute or contract.

ARTICLE II

NONQUALIFIED STOCK OPTIONS

2.1 Eligibility. All Employees and Non-Employee Directors shall be eligible for grants of Options according to the terms set forth below. Each Non-Qualified Option granted under the Plan shall be evidenced by a written agreement between the Company and the individual to whom Non-Qualified Options were granted.

2.2 Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Option granted under this Article II shall not be less than the FMV Per Share on the date of grant of such Option. The exercise price for each Option granted under Article II shall be subject to adjustment as provided in Section 10.13.

2.3 Terms and Conditions of Options. Options shall be in such form as the Committee may from time to time recommend and the Board shall approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions as are not inconsistent with this Article II:

(a) Option Period and Conditions and Limitations on Exercise. No Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Option shall be exercisable at such time or times as may be determined at the time such Option is granted.

(b) Manner of Exercise. To exercise an Option, the person or persons entitled to exercise it shall provide notice to the Company at its principal executive office, directed to the Committee, such exercise to be effective at the time of receipt of such notice at the Company’s principal executive office during normal business hours, stating the number of shares with respect to which the Option is being exercised together with payment for such shares plus any required withholding taxes, unless other arrangements for withholding tax liability have been made with the Committee. The notice shall be delivered in person, by certified or regular mail, or by such other method as determined from time to time by the Committee or Plan Administrator.

(c) Payment of Exercise Price and Required Withholding. In order to exercise an Option, the person or persons entitled to exercise it shall deliver to the Company payment in full for (i) the shares being purchased, and (ii) unless other arrangements have been made with the Committee, any required withholding taxes. The payment of the exercise price for each Option shall either be (i) in cash or by check payable and acceptable to the Company, (ii) with the consent of the Committee, by tendering to the Company shares of Common Stock having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above (provided, that such tendered shares of Common Stock have been owned on a fully vested basis by the optionee for more than six (6) months prior to exercise), or (iii) with the consent of the Committee and subject to such instructions as the Committee may specify, at the person’s written request the Company may deliver certificates for the shares of Common Stock for which the Option is being exercised to a broker for sale on behalf of the person, provided that the person has irrevocably instructed such broker to remit directly to the Company on the person’s behalf the full amount of the exercise price from the proceeds of such sale. In the event that the Optionee elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that the Optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise. If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

(d) Options not Transferable. Except as provided below, no Non-Qualified Option granted hereunder shall be transferable other than by (i) will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order and, during the lifetime of the Participant to whom any such Option is granted, and it shall be exercisable only by the Participant (or his guardian). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee. With Committee approval, the Participant (or his guardian) may transfer, for estate planning purposes, all or part of a Non-Qualified Option to one or more immediate family members or related family trusts or partnerships or similar entities.

(e) Listing and Registration of Shares. Each Option shall be subject to the requirement that if at any time the Committee determines that the listing, registration, or qualification of the shares subject to such Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

2.4 Option Repricing. With Board and shareholder approval, the Committee may grant to holders of outstanding Non-Qualified Options, in exchange for the surrender and cancellation of such Non-Qualified Options, new Non-Qualified Options having exercise prices lower (or higher with any required consent) than the exercise price provided in the Non-Qualified Options so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate.

2.5 Amendment. Subject to Board approval, the Committee may, without the consent of the person or persons entitled to exercise any outstanding Option, amend, modify or terminate such Option; provided, however, such amendment, modification or termination shall not, without such person’s consent, reduce or diminish the value of such Option determined as if the Option had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. Subject to Board approval, the Committee may at any time or from time to time, in the case of any Option which is not then immediately exercisable in full, accelerate the time or times at which such Option may be exercised to any earlier time or times.

2.6 Acceleration of Vesting. Any Option granted hereunder which is not otherwise vested shall vest (unless specifically provided to the contrary in the document or instrument evidencing an Option granted hereunder) upon (i) termination, removal or resignation of an Employee or Non-Employee Director for any reason (except for Cause) within one (1) year after the effective date of the Change in Control, (ii) death or Disability of the Participant, or (iii) subject to Board approval, at such other times as the Committee, in its discretion, determines.

ARTICLE III

INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Article III, all the provisions of Article II shall be applicable to Incentive Options. Options which are specifically designated as Non-Qualified Options shall not be subject to the terms of this Section III.

3.1 Eligibility. Incentive Options may only be granted to Employees.

3.2 Exercise Price. The exercise price per Share shall not be less than one hundred percent (100%) of the FMV Per Share on the option grant date.

3.3 Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares of Common Stock for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

3.4 10% Stockholder. If any Employee to whom an Incentive Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” of the Company (as defined in Section 424(e) of the Code) or any “subsidiary corporation” of the Company (as defined in Section 424(f) of the Code), then the exercise price per share shall not be less than one hundred ten percent (110%) of the FMV Per Share on the date of grant and the option term shall not exceed five (5) years measured from the date of grant. For purposes of the immediately preceding sentence, the attribution rules under Section 424(d) of the Code shall apply for purposes of determining an Employee’s ownership.

3.5 Options Not Transferable. No Incentive Option granted hereunder shall be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by such Optionee.

3.6 Compliance with 422. All Options that are intended to be Incentive Stock Options shall be designated as such in the Option grant and in all respects shall be issued in compliance with Code Section 422. The maximum aggregate number of Incentive Stock Options that may be issued under the Plan is 7,000,000 shares of Common Stock.

3.7 Limitations on Exercise. No Incentive Option shall be exercisable more than three (3) months after the Optionee ceases to be an Employee for any reason other than death or Disability, or more than one (1) year after the Optionee ceases to be an Employee due to death or Disability.

ARTICLE IV

PURCHASED STOCK

4.1 Eligible Persons. Subject to approval by the Board, the Committee shall have the authority to sell shares of Common Stock to such Employees and Non-Employee Directors of the Company or its Affiliates as may be selected by it, on such terms and conditions as it may establish, subject to the further provisions of this Article IV. Each issuance of Common Stock under this Plan shall be evidenced by an agreement which shall be subject to applicable provisions of this Plan and to such other provisions not inconsistent with this Plan as the Committee may recommend and the Board may approve for the particular sale transaction.

4.2 Purchase Price. Subject to approval by the Board, the price per share of Common Stock to be purchased by a Participant under this Plan shall be determined by the Committee, and may be less than, but shall not greater than the FMV Per Share at the time of purchase.

4.3 Payment of Purchase Price. Payment of the purchase price of Purchased Stock under this Plan shall be made in full in cash.

ARTICLE V

BONUS STOCK

The Committee may, from time to time and subject to the provisions of the Plan and approval by the Board, grant shares of Bonus Stock to Employees and Non-Employee Directors. Such grants of Bonus Stock shall be in consideration of performance of services by the Participant without additional consideration except as may be required by the Committee or pursuant to Article XI. Bonus Stock shall be shares of Common Stock that are not subject to a Restricted Period under Article VII. Except as may otherwise be required under Section 409A of the Code, payment of Bonus Stock shall be made by the later of (i) the date that is 2 1/2 months after the end of the Participant’s first taxable year in which the Bonus Stock is earned under the Plan or (ii) the date that is 2 1/2 months after the end of the Company’s first taxable year in which the Bonus Stock is earned under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period.

ARTICLE VI

STOCK APPRECIATION RIGHTS AND PHANTOM STOCK

6.1 Stock Appreciation Rights. All Employees and Non-Employee Directors shall be eligible to receive grants of Stock Appreciation Rights on the following terms and conditions.

(a) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the FMV Per Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the FMV Per Share on the date of grant (the “Spread”). Notwithstanding the foregoing, the Award may provide, that the Spread covered by a Stock Appreciation Right may not exceed a specified amount.

(b) Rights Related to Options. A Stock Appreciation Right granted in connection with an Option shall entitle a Participant, upon exercise thereof, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of the amount of the Spread computed pursuant to Subsection 6.1(a) hereof. That Option shall then cease to be exercisable to the extent surrendered.

(c) Terms. The Award shall set forth the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

6.2 Phantom Stock Awards. All Employees and Non-Employee Directors shall be eligible to receive grants of Phantom Stock Awards, which are rights to receive cash or Common Stock equal to the Fair Market Value of specified number of shares of Common Stock at the end of a specified deferral period, subject to the following terms and conditions:

(a) Award and Restrictions. Satisfaction (vesting) of a Phantom Stock Award shall occur upon expiration of the deferral period specified for such Phantom Stock Award. In addition, Phantom Stock Awards shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee (with Board approval) may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee (with Board approval) may determine. Phantom Stock Awards shall not be transferable (other than by will or the laws of descent and distribution).

(b) Forfeiture. Except as otherwise may be set forth in any Award, employment or other agreement pertaining to a Phantom Stock Award, upon termination of employment or services during the applicable deferral period or portion thereof to which forfeiture conditions apply, all Phantom Stock Awards that are at that time subject to a deferral period (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee (with Board approval) may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee (with Board approval) may in other cases waive in whole or in part the forfeiture of Phantom Stock Awards.

(c) Performance Goals. To the extent that any Award granted pursuant to this Article VI is intended to constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the Award shall be subject to the achievement of performance goals determined and applied in a manner consistent with Section 8.2.

(d) Timing of Distributions. Upon the vesting of a Phantom Stock Award, such vested portion shall be paid to the Participant in a single lump sum no later than the fifteenth (15th) day of the third (3rd) month following the date on which such vesting occurs and the restrictions lapse. Should the Participant die before receiving all amounts payable hereunder, the balance shall be paid to the Participant’s estate by this date.

(e) Unsecured General Creditor. Participant’s rights to any Phantom Stock Award shall not rise above those of a general unsecured creditor of the Company.

ARTICLE VII

RESTRICTED STOCK

7.1 Eligible Persons. All Employees and Non-Employee Directors shall be eligible to receive grants of Restricted Stock.

7.2 Restricted Period and Vesting.

(a) The Restricted Stock shall be subject to such forfeiture restrictions (including, without limitation, limitations that qualify as a “substantial risk of forfeiture” within the meaning given to that term under Section 83 of the Code) and restrictions on transfer by the Participant and repurchase by the Company as shall be set forth in such Award. Prior to the lapse of such restrictions the Participant shall not be permitted to transfer such shares. The Company shall have the right to repurchase or recover such shares for the amount of cash paid therefor, if any, if (i) the Participant shall terminate Employment from or services to the Company prior to the lapse of such restrictions under circumstances that do not cause such restrictions to lapse or (ii) the Restricted Stock is forfeited by the Participant pursuant to the terms of the Award.

(b) Notwithstanding the foregoing, unless the Award specifically provides otherwise, all Restricted Stock not otherwise vested shall vest upon (i) termination, resignation or removal of an Employee or Non-Employee Director for any reason (except for Cause) within one (1) year after the effective date of a Change in Control, (ii) death or Disability of the Participant, or (iii) subject to Board approval, at such other times as the Committee, in its discretion, determines.

(c) Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left in deposit with the Company and a stock power endorsed in blank until such time as the restrictions on transfer have lapsed. The grantee of Restricted Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the Dune Energy, Inc. 2007 Stock Incentive Plan (as amended and restated) and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such Plan or award dated             , 200    .

ARTICLE VIIII

PERFORMANCE AWARDS

8.1 Performance Awards. All Employees and Non-Employee Directors shall be eligible to receive Performance Awards. Performance Awards may be based on performance criteria measured over a period of not less than one year and not more than ten years. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions except as limited under Section 8.2 in the case of a Performance Award granted to a Covered Employee.

8.2 Performance Goals. The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 8.2.

(a) General. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee and approved by the Board. In the case of any Award granted to a Covered Employee, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance are such that the achievement of performance goals is “substantially uncertain” at the time of grant. Performance Awards shall be granted and/or settled upon achievement of any one or more such performance goals. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants. The value of any cash-denominated Performance Award issued to any one Covered Employee in any one year shall not exceed $1,000,000.

(b) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used in establishing performance goals for Performance Awards granted to a Participant:

(i) Total shareholder return;

(ii) Return on assets, equity, capital, capital employed, or investment;

(iii) Pre-tax or after-tax profit levels, including: earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; net operating profits after tax, and net income;

(iv) Cash flow, free cash flow, and cash flow return on investment;

(v) Operational measures including growth in reserves for the prior period and percentage or absolute increase in production for the prior period;

(vi) Levels of cost including finding and development costs, and cash costs (interest expense, G&A, and LOE) expressed in relationship to Mcfe/produced during the Performance Period.

Any of the above goals shall be determined on the absolute or relative basis or as compared to the performance of a published or special index including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

(c) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of not less than one year and not more than ten years, as specified in the Award. Performance goals in the case of any Award granted to a Participant shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a performance period. Except as may otherwise be required under Section 409A of the Code, payment described in the immediately preceding sentence shall be made by the later of (i) the date that is 2 1/2 months after the end of the Participant’s first taxable year in which the Performance Award is earned under the Plan or (ii) the date that is 2 1/2 months after the end of the Company’s first taxable year in which the Performance Award is earned under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award to a Covered Employee if such Award states that it is intended to comply with Section 162(m) of the Code. The Award shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(e) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a Participant and shall be subject to approval by the Board. The Committee may not delegate any responsibility relating to any Performance Awards to a Covered Employee.

(f) Status of Performance Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the

Code and regulations thereunder. Accordingly, the terms of this Section 8.2 shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

ARTICLE IX

OTHER STOCK OR PERFORMANCE BASED AWARDS

All Employees and Non-Employee Directors are eligible to receive Other Stock or Performance-Based Awards, which shall consist of a right which (i) is not an Award described in any other Article and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) or cash as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and approval by the Board, the Committee shall determine the terms and conditions of any such Other Stock or Performance-Based Award. To the extent that any such Award includes a vesting schedule, except as may otherwise be required under Section 409A of the Code, payment of such Award shall be made by the later of (i) the date that is 2 1/2 months after the end of the Participant’s first taxable year in which the Award is earned under the Plan or (ii) the date that is 2 1/2 months after the end of the Company’s first taxable year in which the Award is earned under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period. Any Other Stock or Performance-Based Awards not subject to a vesting schedule shall include distribution provisions compliant with Section 409A of the Code.

ARTICLE X

CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS

10.1 General. Awards shall be evidenced by a written agreement or other document and may be granted on the terms and conditions set forth herein. All Awards and any amendments thereto shall be subject to the approval of the Board. Any Award or the exercise thereof, shall be subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee (with Board approval) shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The terms, conditions and/or restrictions contained in an Award may differ from the terms, conditions and restrictions contained in any other Award.

Subject to approval by the Board, the Committee may, without the consent of the holder of the Award, amend, modify or terminate an Award; provided, however, no amendment, modification or termination of an Award shall not, without the consent of the holder of the Award, reduce or diminish the value of such Award determined as if the Award was exercised, vested, cashed-in, paid or otherwise settled on the date of such amendment or termination. Subject to the approval of the Board and the terms of the Plan or Award, the Committee shall retain the power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have a discretion to accelerate or waive any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code if such discretion would cause the Award not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under the

Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant of any Award.

10.2 Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Section 2.4 of the Plan, Awards granted under the Plan may be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award for cancellation in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate. Any such action contemplated under this Section 10.2 shall be effective only to the extent that such action will not cause (i) the holder of the Award to lose the protection of Section 16(b) of the Exchange Act and rules and regulations promulgated thereunder, or (ii) any Award that is designed to qualify payments thereunder as performance-based compensation as defined in Section 162(m) of the Code to fail to qualify as such performance-based compensation.

10.3 Term of Awards. In no event shall the term of any Award exceed a period of ten years (or such shorter terms as may be required in respect of an Incentive Option under Section 422 of the Code).

10.4 Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company upon the exercise of an Option or other Award or settlement of an Award shall be made in a single payment. The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and cash paid in lieu of shares in connection with such settlement. Awards granted pursuant to Article VI or VIII of the Plan may be payable in shares to the extent permitted by the terms of the applicable Award agreement. Installment or deferred payments may be provided for in the Award agreement or permitted with the consent or at the election of the Participant. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

10.5 Vested and Unvested Awards. After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award of (i) Restricted Stock, a certificate, without the legend set forth in Section 7.2, for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Employee, (ii) Phantom Stock, to the extent not paid in cash, a certificate for the number of shares equal to the number of shares of Phantom Stock earned, and (iii) Stock Appreciation Rights or Performance Awards, cash and/or a certificate for the number of shares equal in value to the number of Stock Appreciation Rights or amount of Performance Awards vested shall be delivered to the Participant. The number of shares of Common Stock which shall be issuable upon exercise of a Stock Appreciation Right or earning of a Performance Award shall be determined by dividing (1) by (2) where (1) is the number of shares of Common Stock as to which the Stock Appreciation Right is exercised multiplied by the Spread or the amount of Performance Award that is earned and payable, as applicable, and (2) is the FMV Per Share of Common Stock on the date of exercise of the Stock Appreciation Right or the date the Performance Award is earned and payable, as applicable.

10.6 Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 (as promulgated under the Exchange

Act) as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

10.7 Securities Requirements. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock market or exchange upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the grantee to take any reasonable action to meet such requirements. The Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares pursuant to an Award to comply with any law or regulation described in the second preceding sentence.

10.8 Transferability.

(a) Non-Transferable Awards. Except as otherwise specifically provided in the Plan, no Award and no right under the Plan, contingent or otherwise, other than Purchased Stock, Bonus Stock or Restricted Stock as to which restrictions have lapsed, will be (i) assignable, saleable, or otherwise transferable by a Participant except by will or by the laws of descent and distribution or pursuant to a domestic relations order, or (ii) subject to any encumbrance, pledge or charge of any nature. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with a copy of the deceased Participant’s will or such other evidence as the Committee may deem necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 10.8(a) shall be void and ineffective for all purposes.

(b) Ability to Exercise Rights. Except as otherwise specifically provided under the Plan, only the Participant or his guardian (if the Participant becomes Disabled), or in the event of his death, his legal representative or beneficiary, may exercise Options, receive cash payments and deliveries of shares, or otherwise exercise rights under the Plan. The executor or administrator of the Participant’s estate, or the person or persons to whom the Participant’s rights under any Award will pass by will or the laws of descent and distribution, shall be deemed to be the Participant’s beneficiary or beneficiaries of the rights of the Participant hereunder and shall be entitled to exercise such rights as are provided hereunder.

10.9 Rights as a Stockholder.

(a) No Stockholder Rights. Except as otherwise provided in Section 7.2(c), a Participant who has received a grant of an Award or a transferee of such Participant shall have no rights as a stockholder with respect to any shares of Common Stock until such person becomes the holder of record. Except as otherwise provided in Section 7.2(c), no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

10.10 Listing and Registration of Shares of Common Stock. The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock upon any exercise of an Award until completion of such stock exchange listing, registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

10.11 Termination of Employment, Death and Disability.

(a) Termination of Employment. Except as otherwise provided in the Award or in this Section 10.11, if Employment of an Employee or service of a Non-Employee Director is terminated under circumstances that do not cause the Participant to become fully vested in the Award, any nonvested Award granted pursuant to the Plan outstanding at the time of such termination and all rights thereunder shall wholly and completely terminate and no further vesting shall occur. Any vested Award shall expire on the earlier of (A) the expiration date set forth in the Award; or (B) the expiration of twelve (12) months after the date of termination of Employment or service in the case of any Award other than an Incentive Option or three (3) months after the date of termination of Employment in the case of an Incentive Option; provided, however, that in the event of death or Disability of a Participant after termination of employment or service and before the expiration of such Award the expiration of the Award shall occur twelve months after the date of such death or Disability; and provided further, however, that in the event of termination of an Employee or removal of a Director for Cause, such Awards shall expire at 12:01 a.m. on the date of termination.

(b) Continuation. The Committee, subject to the approval of the Board, may provide for the continuation of any Award for such period and upon such terms and conditions as are determined by the Committee and approved by the Board in the event that a Participant ceases to be an Employee or Non-Employee Director.

10.12 Change in Control. Unless otherwise provided in the Award and subject to approval by the Board, in the event of a Change in Control:

(i) the Committee may accelerate vesting and the time at which all Options and Stock Appreciation Rights then outstanding may be exercised;

(ii) the Committee may waive all restrictions and conditions of all Restricted Stock and Phantom Stock then outstanding with the result that those types of Awards shall be deemed satisfied, and the Restriction Period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the Change in Control, with such payment made within 45 days after the date of the Change in Control; and

(iii) the Committee may determine to amend Performance Awards and Other Stock or Performance-Based Awards, or substitute new Performance Awards and Other Stock or Performance-Based Awards in consideration of cancellation of outstanding Performance Awards and any Other Stock or Performance-Based Awards, in order to ensure that such Awards shall become fully vested, deemed earned in full, with such payment made within 45 days after the date of the Change in Control, without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions shall not have been completed or satisfied.

Notwithstanding the above provisions of this Section 10.12, the Committee shall not be required to take any action described in the preceding provisions of this Section 10.12 and any decision made by the Committee not to take some or all of the actions described in the preceding provisions of this Section 10.12 shall be final, binding and conclusive with respect to the Company and all other interested persons.

10.13 Adjustments.

In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares and the exercise price with respect to any Awards as provided in Section 1.3; provided however, that the Committee shall not take any actions otherwise under this Section 10.13 to the extent such action would cause (A) the application of Section 409A of the Code to the Award or (B) create adverse tax consequences under Section 409A of the Code should that Code Section apply to the Award.

ARTICLE XI

WITHHOLDING FOR TAXES

Any issuance of Common Stock pursuant to the exercise of an Option or payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person (provided, that such tendered shares of Common Stock have been owned on a fully vested basis by the person for more than six (6) months prior to exercise), or to request the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.

Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an officer or individual subject to Rule 16b-3, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the tax rate required by the Code) from such Award payment or exercise.

ARTICLE XII

MISCELLANEOUS

12.1 No Rights to Awards. No Participant or other person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

12.2 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

12.3 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Delaware, without regard to any principles of conflicts of law.

12.4 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

12.5 Other Laws. The Company may refuse to issue or transfer any shares or other consideration under an Award if it determines that the issuance of transfer or such shares or such other consideration might violate any applicable law.

12.6 Code Section 409A. Notwithstanding any other provision of the Plan to the contrary, any Award subject to Section 409A of the Code is intended to satisfy the application of Section 409A of the Code to the Award.

12.7 No Guarantee of Tax Consequences. None of the Board, the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any person participating or eligible to participate hereunder.

12.8 Specified Employee under 409A. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A) becomes entitled to a payment under the Plan which is subject to Section 409A of the Code on account of a “separation from service” (as defined under Section 409A), such payment shall not occur until the date that is six months plus one day from the date of such Separation from Service. Any amount that is otherwise payable within the six month period described herein will be aggregated and paid in a lump sum without interest.